                                                                   EXHIBIT 2.1

                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                         GENESYS TELECOMMUNICATIONS
                             LABORATORIES, INC.

                                GENPLA, INC.

                                     AND

                         PLATO SOFTWARE CORPORATION

                        DATED AS OF DECEMBER 9, 1998

                               TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----

RECITALS...........................................................................................      1
ARTICLE I THE MERGER...............................................................................      2
        1.1     The Merger.........................................................................      2
                ----------
        1.2     Effective Time.....................................................................      2
                --------------
        1.3     Effect of the Merger...............................................................      2
                --------------------
        1.4     Certificate of Incorporation.......................................................      2
                ----------------------------
        1.5     Directors and Officers.............................................................      2
                ----------------------
        1.6     Shares to Be Issued; Effect on Common Stock........................................      2
                -------------------------------------------
        1.7     Certificates.......................................................................      4
                ------------
        1.8     No Further Ownership Rights in Company Common Stock................................      5
                ---------------------------------------------------
        1.9     Tax Consequences...................................................................      5
                ----------------
        1.10    Taking of Necessary Action; Further Action.........................................      5
                ------------------------------------------
ARTICLE II representations and warranties of the company...........................................      6
        2.1     Organization of the Company........................................................      6
                ---------------------------
        2.2     Company Capital Structure..........................................................      6
                -------------------------
        2.3     Subsidiaries.......................................................................      6
                ------------
        2.4     Authority..........................................................................      7
                ---------
        2.5     Company Balance Sheet..............................................................      8
                ---------------------
        2.6     Tax and Other Returns and Reports..................................................      8
                ---------------------------------
        2.7     Litigation.........................................................................      9
                ----------
        2.8     AgentSoft Transaction..............................................................      9
                ---------------------
        2.9     Interested Party Transactions......................................................      9
                ---------------------------
        2.10    Compliance With Law................................................................      9
                -------------------
        2.11    Employee Benefit Plans.............................................................      9
                ----------------------
        2.12    Proprietary Information and Inventions Agreements..................................     10
                -------------------------------------------------


ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB................................     10
        3.1     Organization, Standing and Power...................................................     10
                -------------------------------
        3.2     Authority..........................................................................     10
                ---------
        3.3     Parent Capital Structure...........................................................     10
                ------------------------
        3.4     Issuance of Parent Common Shares...................................................     11
                --------------------------------
        3.5     SEC Documents; Parent Financial Statements.........................................     11
                ------------------------------------------
        3.6     No Conflict........................................................................     11
                -----------
        3.7     No Consents Required...............................................................     12
                --------------------
ARTICLE IV ADDITIONAL AGREEMENTS...................................................................     12
        4.1     Issuance of Parent Common Shares; Registration.....................................     12
                ----------------------------------------------
        4.2     Access to Company Information......................................................     12
                -----------------------------
        4.3     Confidentiality....................................................................     13
                ---------------
        4.4     Expenses...........................................................................     13
                --------
        4.5     Public Disclosure..................................................................     13
                -----------------
        4.6     FIRPTA Compliance..................................................................     13
                -----------------
        4.7     Reasonable Efforts.................................................................     13
                ------------------
        4.8     Tax Free Reorganization............................................................     14
                -----------------------
        4.9     Affiliate Agreement................................................................     14
                -------------------
        4.10    Additional Documents and Further Assurances........................................     14
                -------------------------------------------
        4.11    Securities Law Compliance..........................................................     14
                -------------------------
        4.12    Directors' and Officers' Indemnification...........................................     14
                ----------------------------------------
        4.13    Past Service Credit................................................................     15
                -------------------
ARTICLE V CONDITIONS TO THE MERGER.................................................................     15
        5.1     Conditions to Obligations of Each Party to Effect the Merger.......................     15
                ------------------------------------------------------------
        5.2     Additional Conditions to the Obligations of Parent and Merger Sub..................     15
                -----------------------------------------------------------------
        5.3     Additional Conditions to Obligations of the Company................................     16
                ---------------------------------------------------
ARTICLE VI SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW......................................     17
        6.1     Survival of Representations and Warranties.........................................     17
                ------------------------------------------
        6.2     Escrow Arrangements................................................................     17
                -------------------
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER......................................................     24
        7.1     Termination........................................................................     24
                -----------
        7.2     Effect of Termination..............................................................     25
                ---------------------
        7.3     Amendment..........................................................................     25
                ---------
        7.4     Extension; Waiver..................................................................     25
                -----------------
ARTICLE VIII GENERAL PROVISIONS....................................................................     25
        8.1     Notices............................................................................     25
                -------
        8.2     Interpretation.....................................................................     27
                --------------


        8.3     Counterparts.......................................................................     27
                ------------
        8.4     Entire Agreement...................................................................     27
                ----------------
        8.5     Severability.......................................................................     27
                ------------
        8.6     Other Remedies.....................................................................     27
                --------------
        8.7     Governing Law......................................................................     28
                -------------
        8.8     Rules of Construction..............................................................     28
                ---------------------
        8.9     Assignment.........................................................................     28
                ----------
        8.10    Absence of Third Party Beneficiary Rights..........................................     28
                -----------------------------------------
        8.11    Waiver of Jury Trial...............................................................     28
                --------------------

INDEX OF EXHIBITS


         EXHIBIT           DESCRIPTION
         -------           -----------
         Exhibit A         Form of Shareholder Agreement
         Exhibit B         Form of Company Affiliate Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made
                                                           ---------
and entered into as of December 9, 1998 among Genesys Telecommunications Laboratories, Inc., a California corporation ("Parent"), Genpla, Inc., a
                                               ------
Delaware corporation and which has been or is in the process of being formed and is or, prior to closing will be, a wholly-owned subsidiary of Parent ("Merger
                                                                       ------
Sub"), and Plato Software Corporation, a Delaware corporation (the "Company").
---                                                                 -------

                                   RECITALS

          A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

          B. Pursuant to the Merger and subject to the terms and conditions of this Agreement, (i) Parent shall acquire from the shareholders of the Company all of the issued and outstanding Common Stock of the Company ("Company Common
                                                                --------------
Stock"), in exchange for shares of Common Stock of Parent ("Parent Common
-----                                                       -------------
Shares") and (ii) Parent shall assume all of the outstanding options to acquire shares of Company Common Stock.

          C. A portion of the Parent Common Shares issued by Parent in connection with the Merger to the shareholders of the Company shall be placed in escrow by Parent, the release of which shares shall be contingent upon certain events and conditions, all as set forth in Article VI hereof.

          D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

          E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                          ----

          NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.1     The Merger.  At the Effective Time (as defined in Section 1.2), and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware law ("Delaware Law"), Merger Sub shall be
                                        ------------
merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
                                                              ---------
Corporation."
-----------

  1.2     Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 7.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article V, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing
                                                                     -------
Date".  On the Closing Date, the parties hereto shall cause the Merger to be
----
consummated pursuant to the filing of a Certificate of Merger with the Delaware Secretary of State (the time of acceptance of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing
               --------------
Date will occur on or prior to December 15, 1998.

  1.3     Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  1.4     Certificate of Incorporation.  Unless otherwise determined by Parent
          ----------------------------
prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

  1.5     Directors and Officers.  The directors of theSurviving Corporation
          ----------------------
following the Effective Time shall be Ori Sasson, Gregory Shenkman and Alec Milisloavsky and the officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

  1.6     Shares to Be Issued; Effect on Common Stock.  The number of Parent
          -------------------------------------------
Common Shares to be issued pursuant to the Merger in exchange for (i) the acquisition by Parent of all outstanding Company Common Stock and (ii) the assumption by Parent of all outstanding options to acquire Company Common Stock (collectively "Company Options") shall be 250,000 shares (the "Aggregate Parent
               ---------------                                 ----------------
Shares"). Subject to the terms and conditions of this Agreement, as
------
of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Common Stock, the following shall occur:

           (a)   Company Common Stock.  Pursuant to the Merger, each share of
                 --------------------
Company Common Stock issued and outstanding immediately prior to the Effective Time will be automatically assigned and transferred to Parent at the Effective Time, without any further action required on the part of the Company, the shareholders of the Company or Parent. In exchange for each such share of Company Common Stock the holder thereof shall be entitled to receive a number of Parent Common Shares equal to the Exchange Ratio (as defined in subparagraph (f) below).

           (b)   Company Options.  At the Effective Time, each Company Option
                 ---------------
shall be assumed by Parent in accordance with provisions described below.

                 (i) At the Effective Time, each Company Option, whether or not vested and exercisable, shall be, in connection with the Merger, canceled and in substitution therefor Parent shall issue a new option (a "Parent
                                                                 ------
Option"). Each Parent Option shall continue to be subject to the same terms
------
and conditions as the respective Company Option, including vesting, except that (A) each Parent Option shall be exercisable for that number of whole shares of Parent Common Shares equal to the product of (1) the number of shares of Company Common Stock (on an as converted into Common Stock basis) that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by (2) the Exchange Ratio (rounded up to the nearest whole number of Parent Common Shares), and (B) the exercise price per share of Parent Common Shares under such Parent Option shall be equal to the quotient determined by dividing (1) the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time (on an as converted into Common Stock basis), by (2) the Exchange Ratio (rounded down to the nearest whole cent).

                 (ii) As promptly as practicable following the Effective Time, Parent will issue, to each holder of an outstanding Company Option immediately prior to the Effective Time, a new Parent Option in respect of the canceled Company Option. In this regard, it is the intention of the parties that if any Company Option qualified upon its grant as an incentive stock option as defined in Section 422 of the U.S. Internal Revenue Code, then the corresponding Parent Option issued by Parent in respect of such Company Option also qualify following the Effective Time as an incentive stock option.

           (c)   Capital Stock of Merger Sub.  Pursuant to the Merger, each
                 ---------------------------
share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

           (d)   Adjustments to Exchange Ratio.  The Exchange Ratio shall be
                 -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), recapitalization or other like change without receipt of consideration with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time. Any such change for which a record date is established shall be deemed for the purposes of this Section 1.6(d) to have occurred on the record date.

           (e)   Fractional Shares.  No fraction of a Parent Common Shares will
                 -----------------
be issued, but, in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Shares (after aggregating all fractional shares of Parent Common Shares to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Shares for the ten (10) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

           (f)   Definitions.
                 -----------

                 (i)    Aggregate Company Shares.  The "Aggregate Company
                        ------------------------        -----------------
Shares" shall mean the sum of (i) the aggregate number of shares of Company
------
Common Stock outstanding immediately prior to the Effective Time, plus (ii) the aggregate number of shares of Company Common Stock issuable on exercise of the aggregate Company Options outstanding immediately prior to the Effective Time, on an as-converted-into-Company Common Stock basis.

                 (ii)   Aggregate Parent Shares.  The "Aggregate Parent Shares"
                        -----------------------        -----------------------
shall be 250,000 shares of Parent Common Shares (as appropriately adjusted to reflect the effect of any stock split, stock dividend, recapitalization or the like with respect to the Parent Common Shares occurring after the date hereof and prior to the Effective Time).

                 (iii)  Escrow Amount.  The "Escrow Amount" shall be a number
                        -------------        -------------
of shares of Parent Common Shares obtained by multiplying (x) the aggregate number of Parent Common Shares issuable upon the Merger in respect of Company Common Stock by (y) 20%.

                 (iv)   Exchange Ratio.  The "Exchange Ratio" shall mean the
                        --------------        --------------
quotient obtained by dividing (x) the Aggregate Parent Shares by (y) the Aggregate Company Shares.

     1.7   Certificates.
           ------------

           (a)   Exchange Agent.  Prior to the Effective Time, Parent shall
                 --------------
designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger.
                     --------------

           (b)   Parent to Provide Common Stock.  Promptly after the Effective
                 ------------------------------
Time, Parent shall make available to the Exchange Agent for the benefit of the Company's shareholders the aggregate number of Parent Common Shares issuable to such holders pursuant to Section 1.6; provided that, on behalf of the holders of Company Common Stock, Parent shall deposit the Escrow Amount into an escrow account. The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of Parent Common Shares which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Common Stock. It is understood that the shares placed in the escrow account shall be constituted solely out of the Parent Common Shares issuable in respect of Company Common Stock.

           (c)   Procedures.  Promptly after the Effective Time, Parent shall
                 ----------
cause to be issued to each shareholder of record of the Company as of immediately prior to the Effective Time a certificate representing the number of whole shares of Parent Common Shares (less the number of shares of Parent Common Shares, if any, to be deposited in the Escrow Fund (as defined in Article VI hereof) on such holder's behalf pursuant to Article VI hereof), as well as any cash payable to such holder in lieu of fractional shares in accordance with
Section 1.6(e). As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VI hereof, Parent shall cause to be issued to the Escrow Agent (as defined in Article VI) a certificate or certificates representing that number of shares of Parent Common Shares equal to the Escrow Amount and registered in the name of the Escrow Agent. Such shares shall be held by the Escrow Agent as nominee on behalf of the holder on whose behalf the shares are deposited in the Escrow Fund; such shares shall be beneficially owned (as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the holders on whose behalf such shares were
              ------------
deposited in the Escrow Fund; and such shares shall be available to compensate Parent as provided in Article VI.

     1.8   No Further Ownership Rights in Company Common Stock.  All Parent
           ---------------------------------------------------
Common Shares issued pursuant to the Merger in exchange for shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

     1.9   Tax Consequences.  It is intended by the parties hereto that the
           ----------------
Merger shall constitute a tax-free reorganization within the meaning of Section 368 the Code.

     1.10  Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by the Company to Parent (the "Company Schedules") and dated as of the
                                        -----------------
date hereof, as follows:

     2.1   Organization of the Company.  The Company is a corporation duly
           ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company has delivered a true and correct copy of its Certificate of Incorporation, as amended to date, to Parent.

     2.2   Company Capital Structure.  The authorized stock of the Company
           -------------------------
consists of 10,000,000 shares of Common Stock ("Company Common Stock"), of which
                                                --------------------
an aggregate of 8,100,000 shares are issued and outstanding. There is no other class of securities authorized on the part of the Company. A complete list of the Company's shareholders and the number of shares of Company Common Stock held by each such shareholder is attached hereto as Schedule 2.2. All outstanding
                                               ------------
shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation of the Company or any agreement to which the Company is a party or by which it is bound. The Company has committed the grant of Company Options to purchase an aggregate of 1,900,000 shares of Company Common Stock, to the persons, for the numbers of shares of Company Common Stock and subject to such vesting arrangements as is set forth on Schedule 2.2. There are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The terms of the Company Options permit or will permit the assumption or substitution of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of the Company Options, the Company Shareholders or otherwise and without any acceleration of the exercise schedule or vesting provisions thereof and without any other payment with respect thereto, except as set forth in Schedule 2.2.

     2.3   Subsidiaries.  Except for Plato Software, Ltd., an Israeli
           ------------
corporation ("Plato Israel"), the Company does not have any subsidiaries or
              ------------
affiliated companies and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Plato Israel is a corporation duly organized and validly existing under the laws of the State of Israel. The authorized capital stock of Plato Israel consists of 13,600,000 Series A Preferred Shares, par value NIS0.01 per share, none of which is issued and outstanding, and 6,400,000 Ordinary Shares, par value NIS 0.01 per share, of which 10,000 shares are issued and outstanding. Such outstanding shares are held 9,900 shares by the Company and 100 shares by Aaron Sasson.

There are no options, warrants, calls, rights, commitments or agreements of any character to which Plato Israel is a party or by which it is bound obligating Plato Israel to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Plato Israel or obligating Plato Israel to grant, extend or enter into any such option, warrant, call, right, commitment or agreement; provided, that Plato
                                                       --------
Israel has committed to issue options to certain employees pursuant to their employment agreements pursuant to which each such employee has been offered the right to receive options representing no more than the percentage of the equity of Plato Israel as the percentage of the equity of the Company allocated to the respective employee as shown on Schedule 2.2. On or prior to the Closing each employee shall deliver to Plato Israel written confirmation in a form acceptable to Parent pursuant to which such employee shall acknowledge that the option granted (or to be granted prior to the Closing) to such employee by the Company satisfies in full the option obligation of Plato Israel (the "Plato Israel Option Exchange Agreements"). The Plato Israel Option Exchange Agreements, upon execution and delivery thereof, shall be valid and enforceable against such employees in accordance with their terms under applicable law and no such employee shall have any right or option to receive any stock or other securities of Plato Israel. It is understood and agreed that in each and every representation and warranty of the Company set forth in this Article II, references to the "Company" shall include, collectively, the Company and Plato Israel and their respective businesses, operations and finances, except only where the context expressly indicates otherwise.

     2.4   Authority.  The Company has all requisite corporate power and
           ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the
                                  --------
Certificate of Incorporation of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any
             -------------------
Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such other consents, waivers, authorizations, filings, approvals and registrations as may be set forth on Section 2.4 of the Company Schedules.
                -----------

     2.5   Company Balance Sheet.  The Company was formed on August 20, 1998 and
           ---------------------
had no operations prior to the acquisition, through Plato Israel, of all of the assets and certain of the liabilities of AgentSoft, Ltd. on September 14, 1998. The Company has not prepared a statement of operations. The Company has had no revenues since inception, and its aggregate losses (and accumulated deficit) through November 25, 1998 were approximately $360,000. Schedule 2.5 sets forth
                                                        ------------
the Company's unaudited balance sheet as of November 25, 1998 (the "Balance
                                                                    -------
Sheet").  The Balance Sheet fairly depicts the financial position of the Company
-----
as of its date, it being noted, however, that the Balance Sheet has not been prepared in accordance with generally accepted accounting principles. The Company represents that it does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type which would be required to be reflected on a balance sheet in accordance with generally accepted accounting principles (a "Liability"), that is not reflected
                                             ---------
in the Balance Sheet, other than any such liabilities which (i) have arisen in the ordinary course of the Company's business since the date of the Balance Sheet, and (ii) do not exceed $100,000 in the aggregate. There has been no material adverse change in the Company's operations or financial position since the date of the Balance Sheet except as disclosed in the Company Schedules. The Company does not have any other liabilities or obligations (contractual or otherwise contingent) in excess of $100,000 except those reflected on the Balance Sheet. Since the Company's formation, the Company has conducted its business in the ordinary course consistent with past practice, and, except as contemplated by this Agreement, there has not occurred: (i) any change, event or change (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a material adverse effect to the Company;
(ii) any acquisition, sale or transfer of any material asset of the Company;
(iii) any declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company Common Stock.

     2.6   Tax and Other Returns and Reports.
           ---------------------------------

           (a)   Definition of Taxes.  For the purposes of this Agreement, "Tax"
                 -------------------                                        ---
or, collectively, "Taxes", means any and all federal, state, local and foreign
                   -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

           (b) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports due to be filed on or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to the
       -------
Company or its operations and, to the Company's knowledge, such Returns are complete and accurate in all material respects in accordance with applicable law.

           (c) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

           (d) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     2.7   Litigation.  There is no action, suit or proceeding of any nature
           ----------
pending or to the best of the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. To the best of the Company's knowledge there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity.

     2.8   AgentSoft Transaction.  The Company previously acquired, through
           ---------------------
Plato Israel, all of the assets and assumed certain of the liabilities of AgentSoft Ltd., an Israeli corporation, pursuant to an Asset Purchase Agreement dated September 14, 1998, a true and correct copy of which agreement the Company has provided to Parent. To the knowledge of the Company, the representations and warranties given by AgentSoft pursuant to Section 3 of such agreement were true and correct in all material respects when made, and to the knowledge of the Company no facts or circumstances have arisen since the acquisition which would render any of such representations and warranties, to the extent they relate to the continuing operations and financial position of the Company, untrue or incorrect in any material respect as if made as of the date of this Agreement and as of the Closing relative to the business and financial position of the Company as a whole.

     2.9   Interested Party Transactions.  The Company has had no material
           -----------------------------
transactions and has no material agreements with any employee, officer, director or shareholder of the Company except as described in Section 2.9 of the Company Schedules. Except as described in Section 2.9 of the Company Schedules, the Company is not indebted, directly or indirectly, to any of its employees, officers or directors or to their respective spouses or children.

     2.10  Compliance With Law.  To its knowledge, the Company has conducted and
           -------------------
continues to conduct its operations in accordance with all laws and regulations and all governmental orders or decrees applicable to the Company or any of its properties or assets, and to its knowledge the Company is not in violation of any such laws, regulations orders or decrees.

     2.11  Employee Benefit Plans. The Company has no employee benefit plans
           ----------------------
(including without limitation bonus, stock option, stock purchase, restricted stock, deferred compensation, medical or life insurance, termination severance or other benefit plans, programs or arrangements) other than its intended stock option plan. Each of the employees of the Company has an employment contract with Plato Israel, a copy of which has been delivered to counsel to Parent. Each employee is entitled to certain benefits upon any termination of employment as provided by Israeli law and, in the case of certain employees, as may be set forth in the respective employment agreements for such employees. The employment of each officer and employee of the Company is terminable at the will of the Company, subject to severance and related obligations provided under Israeli Law and any employee's employment terms. To its knowledge, the Company has complied in all material respects with all applicable state, federal and foreign equal employment opportunity laws and with other laws related to employment.

     2.12  Proprietary Information and Inventions Agreements. Each employee,
           -------------------------------------------------
consultant and officer of the Company has executed an agreement with the Company or Plato Israel regarding confidentiality and proprietary information substantially in the form or forms delivered to Parent. Except as set forth in
Section 2.12 of the Company Schedules, no current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's confidential or proprietary information and inventions agreement, such as would be material to the Company's business as conducted or as proposed to be conducted. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1   Organization, Standing and Power.  Parent is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the laws of the State of California. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

     3.2   Authority.  Parent and Merger Sub have all requisite corporate power
           ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     3.3   Parent Capital Structure.  Parent's Annual Report on Form 10-K for
           ------------------------
the year ended June 30, 1998 ("10-K") and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 ("10-Q"), each as filed with the Securities and Exchange Commission, accurately sets forth as of the respective dates thereof:
(i) the number of shares of each class and series of capital stock of Parent authorized, (ii) the number of shares of each class and series of capital stock of Parent issued and outstanding, and (iii) the number of shares of capital stock of Parent issuable on exercise of all outstanding options, warrants and other rights to acquire shares of capital stock from the Company, as well as the number of additional shares of capital stock of Parent authorized for issuance pursuant to future grants under each employee stock plan of Parent. Since the date of the 10-Q, (i) there have been no issuances of capital stock of Parent except for issuances of Parent Common Shares upon exercise of options that were originally issued under Parent's employee stock plans and were included in the outstanding options described in the 10-Q, and (ii) there have been no grants of options, warrants or other rights to acquire shares of capital stock from the Company other than grants of employee stock options in the ordinary course of business.

     3.4   Issuance of Parent Common Shares.  The Parent Common Shares, when
           --------------------------------
issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. Assuming the accuracy of the representations and warranties of the Company herein and of the Company's shareholders as set forth in the Shareholder Agreement (as defined below), such shares (when issued in accordance with the terms of this Agreement) will have been issued in compliance with all applicable securities laws.

     3.5   SEC Documents; Parent Financial Statements.  Parent has timely filed
           ------------------------------------------
all SEC documents required to be filed by Parent under the Securities and the Exchange Act. Parent has furnished or made available to the Company true and correct copies of its 10-K and 10-Q (the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC
           -------------
Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC prior to the date hereof. The financial statements of Parent, including the notes thereto, included in the SEC Documents and any other financial statements filed with the SEC after the date of this Agreement and until the Effective Date (the "Parent
                                                                        ------
Financial Statements") comply as to form in all material respects with
--------------------
applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

     3.6   No Conflict.  Neither the execution and delivery of this Agreement by
           -----------
Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Parent's Articles of Incorporation, (ii) constitute or result in a default under, or require any consent pursuant to, or result in the creation of any lien on any material asset of any Parent under, any contract or permit of Parent, where such default or lien, or any failure to obtain such consent, is reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its subsidiaries, taken as a whole or
(iii) subject to receipt of the requisite consents referred to in Section 3.6, constitute or result in a default under, or require any consent pursuant to, any law or order applicable to Parent or any of its respective material assets.

     3.7   No Consents Required.  Other than in connection or compliance with
           --------------------
the provisions of applicable U.S. federal and Israeli securities laws, applicable state corporate and securities laws, and rules of the NASD, and other than consents required from regulatory authorities, no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Parent of the Merger and the other transactions contemplated in this Agreement.


                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS


     4.1   Issuance of Parent Common Shares; Registration.
           ----------------------------------------------

           (a) The Parent Common Shares to be issued pursuant to the Merger have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from registration provided by Rule 506 and/or Section 4(2) under the Securities Act. The certificates for shares of Parent Common Shares to be issued pursuant to the Merger shall bear appropriate legends to identify such shares as being "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and to comply with applicable state securities laws.

           (b) On or before April 30, 1999, Parent shall file a registration statement on Form S-3 to register the Parent Common Shares issued pursuant to the Merger. Parent will, at its expense (excluding any broker fees and commissions), use its best efforts to have such registration statement become effective as promptly as practicable after its filing and remain effective until the second anniversary of the Closing Date. Such registration shall be subject to the terms and conditions set forth in the Shareholder Agreement attached hereto as Exhibit A.
          ---------

           (c) The Parent Options issuable in respect of Company Options shall be duly registered for sale on a registration statement on Form S-8, which registration statement shall remain in effect so long as any such Parent Option remains exercisable.

     4.2   Access to Company Information.  Subject to any applicable contractual
           -----------------------------
confidentiality obligations (which the Company shall use its best efforts to cause to be waived), the Company shall afford to Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     4.3   Confidentiality.  Parent hereby agrees to maintain the
           ---------------
confidentiality of the information obtained in any investigation pursuant to
Section 4.2, or pursuant to the negotiation of this Agreement. In this regard, Parent shall make confidential information of the Company available only to those employees and agents of Parent having a need to know in connection with the proposed Merger and proposed relationship between Parent and the Company, and Parent and such persons shall use the information only in connection with the proposed Merger and proposed relationship. It is understood that the confidential information of the Company shall not include information which (i) is now or subsequently becomes generally known or available by publication, commercial use or otherwise, through no fault of Parent, (ii) is known by Parent at the time of disclosure, (iii) is independently developed by Parent without the use of any Confidential Information, (iv) is lawfully obtained by Parent from a third party without violation of a confidentiality obligation, or (v) the Company agrees in writing may be disclosed by Parent. It is also understood that Parent may disclose confidential information of the Company if and to the extent required by law, provided that Parent shall use all commercially reasonable efforts (i) to limit the information disclosed to the maximum limitation practicable and (ii) to provide reasonable advance notice to the Company of any required disclosure.

     4.4   Expenses.  If the Merger is not consummated, all fees and expenses
           --------
incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third-Party Expenses") incurred by a party in connection with
                --------------------
the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. If the Merger is consummated, Parent shall pay all of the reasonable Third Party Expenses incurred by the Company.

     4.5   Public Disclosure.  No disclosure (whether or not in response to an
           -----------------
inquiry) of the existence or nature of this Agreement shall be made by any party hereto unless approved by duly authorized officers of both Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld and subject in any event to Parent's obligation to comply with applicable securities law and stock exchange regulations.

     4.6   FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
           -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     4.7   Reasonable Efforts.  Subject to the terms and conditions provided in
           ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     4.8   Tax Free Reorganization.  Parent and the Company shall each use its
           -----------------------
reasonable efforts to cause the business combination to be effected by the Merger to be treated as a tax-free organization within the meaning of Section 368 of the Code. Each of Parent and the Company shall use its reasonable efforts to cause its respective employees, directors, shareholders and affiliates not to take any action that would adversely affect the ability of Parent to treat the business combination to be effected by the Merger as a tax-free reorganization. Neither Parent nor the Company shall take any action, following the Merger which reasonably would be expected to jeopardize the tax-free nature of the reorganization hereunder.

     4.9   Affiliate Agreement.  The Company has delivered or shall cause to be
           -------------------
delivered to Parent, concurrently with the execution of this Agreement, from the Company's "affiliates" within its meaning of Rule 145 promulgated under the Securities Act, an executed Affiliate Agreement in the form attached hereto as Exhibit B. Parent shall be entitled to place appropriate legends on the
---------
certificates evidencing any Parent Common Shares to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Shares, consistent with the terms of such Affiliate Agreement.

     4.10  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     4.11  Securities Law Compliance.  Parent shall take such steps as may be
           -------------------------
necessary to comply with the securities laws of all jurisdictions which are applicable to the issuance of the Parent Common Shares pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Shares pursuant hereto.

     4.12  Directors' and Officers' Indemnification.
           ----------------------------------------

           (a) The Company shall, to the fullest extent permitted under law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of the Company and each such person who served at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Indemnified Parties") against all costs and
                               -------------------
expense (including reasonable attorney fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time.

           (b) Parent shall pay the expenses (including attorney's fees) incurred by a director or officer of the Company entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Section 4.12 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Company in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 4.12 or otherwise.

           (c) The provisions of this Section 4.12 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.

     4.13  Past Service Credit.  Parent shall grant the Company's employees past
           -------------------
service credit for each employee's respective period of service with the Company prior to the Effective Date for purposes of eligibility and vesting under each of Parent's employee benefit plans.


                                   ARTICLE V

                           CONDITIONS TO THE MERGER


     5.1   Conditions to Obligations of Each Party to Effect the Merger.  The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

           (a)   No Injunctions or Restraints; Illegality.  No temporary
                 ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

     5.2   Additional Conditions to the Obligations of Parent and Merger Sub.
           -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a)   Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement (including the Company Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on the business or financial position of the Company, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

           (b)   Agreements and Covenants.  The Company shall have performed or
                 ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer of the Company.

           (c)   Legal Opinion.  Parent shall have received legal opinions from
                 -------------
U.S. and Israeli legal counsel to the Company, in form reasonably satisfactory to Parent and its legal counsel.

           (d)   Affiliate Agreements.  Each of the parties identified by the
                 --------------------
Company as being one of its Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

           (e)   Plato Israel Stock.  Upon the effectiveness of the Merger,
                 ------------------
Aaron Sasson shall have transferred to Parent or its designee, at no cost to Parent, all shares of capital stock of Plato Israel held by Aaron Sasson.

           (f)   Affiliate Debt.  All indebtedness of the Company or Plato
                 --------------
Israel to Ori Sasson and Aaron Sasson and other affiliates of the Company, for funds advanced to the Company or Plato Software, shall have been discharged, forgiven or otherwise extinguished so that it shall not remain an obligation of the Surviving Corporation following the Merger.

           (g)   Escrow Agreement.  The Escrow Agreement shall have been duly
                 ----------------
executed and delivered by the appropriate parties thereto and shall be in full force and effect.

           (h)   Plato Israel Option Exchange Agreements.  Each holder or
                 ---------------------------------------
former holder of an option or other right to purchase equity securities of Plato Israel shall have executed and delivered to the Company a copy of the Plato Israel Option Exchange Agreement, and the Company shall have delivered a copy thereof to Parent.

     5.3   Additional Conditions to Obligations of the Company.  The obligations
           ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

           (a)   Representations and Warranties.  The representations and
                 ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

           (b)   Agreements and Covenants.  Parent and Merger Sub shall have
                 ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

           (c)   Legal Opinion.  The Company shall have received a legal
                 -------------
opinion from Brobeck Phleger & Harrison, legal counsel to Parent, in form reasonably satisfactory to the Company and its legal counsel.

           (d)   Shareholder Agreement.  The Shareholder Agreement shall have
                 ---------------------
been executed and delivered by Parent and shall be in full force and effect.


                                  ARTICLE VI

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW


     6.1   Survival of Representations and Warranties.  All of the Company's
           ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m. California time, on May 31, 1999 (the "Expiration Date").
           ---------------

     6.2   Escrow Arrangements.
           -------------------

           (a)   Escrow Fund.  At the Effective Time the Company's shareholders
                 -----------
will be deemed to have received and consented to the deposit with the Escrow Agent (as defined below) of the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) pursuant to an Escrow Agreement on customary terms to be mutually agreed among Parent, the Company and the Escrow Agent (as defined below), without any act required on the part of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act required on the part of any shareholder, will be deposited with an escrow agent acceptable to Parent and the Securityholder Agent (as defined in Section 6.2(i)(i) below) as Escrow Agent (the "Escrow Agent"), such deposit to
                                       ------------
constitute an escrow fund (the "Escrow Fund") to be governed by the terms set
                                -----------
forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Shares which such holder would otherwise be entitled under Section 1.6. The Escrow Amount shall be contributed entirely out of the shares of Parent Common Shares issuable upon the Merger in respect of Company Common Stock. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and
                                                                   ----
collectively "Losses") incurred by Parent, its officers, directors, or
              ------
affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company

Schedules), or any failure by the Company to perform or comply with any covenant contained herein. Parent and the Company each acknowledge that such Losses, if any, would relate to unasserted contingent liabilities existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (e) below) identifying Losses, the aggregate amount of which exceed $100,000, have been delivered to the Escrow Agent as provided in paragraph (f). In such case, Parent may recover from the Escrow Fund its Losses in excess of the first $100,000.

           (b)   Limitation on Amount of Loss.  The amount of recovery
                 ----------------------------
available to Parent and its affiliates for any Loss hereunder shall be reduced by any insurance proceeds received as a result of any such Loss.

           (c)   Exclusive Remedy.  Claims against the Escrow Fund pursuant to
                 ----------------
this Article VI shall comprise the sole and exclusive means of recourse available to Parent, Merger Sub and any of their respective affiliates, successors and assigns (collectively, "ParentGroup") in respect of any breach
                        -----------
or alleged breach by the Company or any of its agents of any representation, warranty or covenant contained in this Agreement, and in respect of any other claim, damage or liability as to which ParentGroup may seek recovery or recourse in connection with the transactions contemplated by this Agreement.

           (d)   Escrow Period; Distribution upon Termination of Escrow
                 -------------------------------------------------------
Periods.  Subject to the following requirements, the Escrow Fund shall be in
-------
existence immediately following the Effective Time and shall terminate on the Expiration Date (the "Escrow Period"); provided that the Escrow Period shall
                      --------------
not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period and to the extent specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall transfer to the shareholders of the Company, pursuant to written instructions by Parent, the remaining portion of the Escrow Fund not required to satisfy such claims subject to the restriction that, if any of the shares in escrow are subject to a repurchase right in favor of the Company, upon termination of services to the Company, then such shares shall not be distributed to the shareholder but in lieu thereof shall (to the extent not already repurchased in the event of prior termination of services) be delivered to the appropriate escrow agent who is authorized to hold such shares for the benefit of the Company in the event of a future termination of services to the Company. Unless and until the Escrow Agent shall have received from Parent written notice that some or all of the Escrow Shares are subject to a repurchase right in favor of the Company, the Escrow Agent may assume without inquiry that no repurchase rights exist. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 6.2(d) shall be made in proportion to their respective original contributions to the Escrow Fund.

           (e)   Protection of Escrow Fund.
                 -------------------------

                 (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Parent Common Shares or other equity securities and any cash dividends issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common
                                    ----------
Shares in the Escrow Fund which have not been released from the Escrow Fund as of the time of such issuance or distribution by Parent shall be deemed distributed to and received by the shareholders but such shareholders have consented that such New Shares and cash dividends shall be added to the Escrow Fund and become a part thereof. New Shares and cash dividends issued in respect of shares of Parent Common Shares which have been released from the Escrow Fund as of the time of such issuance or distribution by Parent shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                 (iii) Each shareholder shall be entitled to control the vote of the shares of Parent Common Shares contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Shares), and the Escrow Agent in whose name the shares are held shall vote such shares on all matters as instructed in writing by the Securityholder Agent.

           (f)   Claims Upon Escrow Fund.
                 -----------------------

                 (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has
                       ---------------------
paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 6.2(g) hereof, cause the transfer agent of Parent Company Shares to transfer to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Shares held in the Escrow Fund in an amount having a value equal to such Losses.

                 (ii) For the purposes of determining the number of shares of Parent Common Shares to be delivered to Parent out of the Escrow Fund pursuant to Section 6.2(f)(i) hereof, the shares of Parent Common Shares shall be valued at the average closing price of Parent's Common Stock for the ten
(10) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent, who may rely on it without inquiry.

           (g)   Objections to Claims.  At the time of delivery of any Officer's
                 --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder

Agent and for a period of thirty (30) days after receipt of an Officer's Certificate by the Escrow Agent, the Escrow Agent shall make no transfer to Parent of any Escrow Amounts pursuant to Section 6.2(f) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such transfer. After the expiration of such thirty (30) day period, the Escrow Agent shall cause the transfer agent of Parent Company Stock to transfer shares of Parent Common Shares from the Escrow Fund in accordance with Section 6.2(f) hereof, provided that no such transfer may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

           (h)   Resolution of Conflicts; Arbitration.
                 ------------------------------------

                 (i) In case the Securityholder Agent shall object in writing to any claim or claims made in any Officer's Certificate as provided in Section 6.2(g) hereof, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Shares from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 6.2(g) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                 (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held within the federal

Northern District of California under the rules then in effect of the American Arbitration Association. For purposes of this Section 6.2(h), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the prevailing party in the event that the arbitrators award Parent an amount equal to at least the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

           (i)   Securityholder Agent of the Shareholders; Power of Attorney.
                 -----------------------------------------------------------

                 (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Aaron Sasson shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for
                                                 --------------------
each shareholder of the Company, for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty
(30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

                 (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in a manner he believes in good faith to be in the best interests of the corporation. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

           (j)   Actions of the Securityholder Agent.  A decision, act,
                 -----------------------------------
consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow

Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

           (k)   Third-Party Claims.  In the event Parent becomes aware of a
                 ------------------
third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Securityholder Agent of such claim in accordance with Section 6.2(g), and the Securityholder Agent, as representative for the shareholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall permit any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall be deemed to have agreed to the claim by Parent against the Escrow Fund in an amount equal to such settlement. In the event, the claimed amount is less than the then available escrow, the Securityholder Agent, as representative for the shareholders of the Company, at his election, can control the litigation; provided, however, if such claim
                                             --------  -------
relates to the business operations of the Company then Parent shall control the litigation of such claim.

           (l)   Escrow Agent's Duties.
                 ---------------------

                 (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                 (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                 (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                 (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                 Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Shares held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this

Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                 (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

           (m)   Fees.  All fees of the Escrow Agent for performance of its
                 ----
duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated by Parent for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.


                                 ARTICLE VII

                      TERMINATION, AMENDMENT AND WAIVER


     7.1   Termination.  Except as provided in Section 7.2 below, this Agreement
           -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

           (a)   by mutual consent of the Company and Parent; or

           (b) by Parent or the Company if: (i) the Effective Time has not occurred by April 30, 1999 (provided that the right to terminate this Agreement under this clause 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal.

     Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     7.2   Effect of Termination.  In the event of termination of this Agreement
           ---------------------
as provided in Section 7.1, this Agreement shall forthwith become void and, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any uncured, willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 4.3, 4.4 and 4.5 and Articles VII and VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     7.3   Amendment.  Except as is otherwise required by applicable law
           ---------
following the approval of this Agreement by shareholders of the Company, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.4   Extension; Waiver.  At any time prior to the Effective Time, Parent
           -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                ARTICLE VIII

                             GENERAL PROVISIONS


     8.1   Notices. All notices and other communications hereunder shall be in
           -------
writing, shall be effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or by commercial delivery service, (ii) five (5) business days after deposit with the government postal service for domestic delivery, if mailed by registered or certified mail (return receipt requested), (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier for next day domestic delivery (or, two (2) business days after such deposit if deposited for next day overseas delivery), if delivered by such means, or (iv) one (1) business day after delivery by facsimile transmission with copy by postal service, if sent via facsimile (with acknowledgment of complete transmission) plus postal copy, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)   if to Parent or Merger Sub, to:

                 Genesys Telecommunications Laboratories, Inc.

                 1155 Market Street
                 San Francisco, CA 94103
                 (415) 437-1000 (phone)
                 (415) 437-1042 (fax)

                 with a copy to:

                 Scott Lester, Esq.
                 Brobeck Phleger & Harrison LLP
                 Spear Street Tower
                 One Market
                 San Francisco, CA 94105
                 (415) 442-0900 (phone)
                 (415) 442-1010 (fax)


           (b)   if to the Company, to:

                 Plato Software Corporation
                 c/o Aaron Sasson
                 Tradiant Corp.
                 1900 Powell Street, Suite 1015
                 Emeryville, CA 94608
                 (510) 596-0050 (phone)
                 (510) 596-0051 (fax)

                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati, P.C.
                 650 Page Mill Road
                 Palo Alto, California 94304-1050
                 Attention: Howard S. Zeprun, Esq.
                 (650) 493-9300 (phone)
                 (650) 493-6811 (fax)

                 and a copy to:

                 Ori Sasson
                 Genesys Telecommunications Laboratories, Inc.
                 1155 Market Street
                 San Francisco, CA 94103
                 (415) 437-1000 (phone)
                 (415) 437-1042 (fax)

           (c)   if to the Securityholder Agent:

                 Aaron Sasson
                 Tradiant Corp.
                 1900 Powell Street, Suite 1015
                 Emeryville, CA 94608
                 (510) 596-0050 (phone)
                 (510) 596-0051 (fax)

     8.2   Interpretation.  The words "include" "includes" and "including" when
           --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     8.3   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.4   Entire Agreement.  This Agreement, the schedules and Exhibits hereto,
           ----------------
and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     8.5   Severability.  In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.6   Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.7   Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided that issues involving the corporate governance or relating to the issue and/or transfer of shares of any of the parties hereto shall be governed by their respective jurisdictions of incorporation.

     8.8   Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.9   Assignment.  No party may assign either this Agreement or any of its
           ----------
rights, interests, or obligations hereunder without the prior written approval of the of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.10  Absence of Third Party Beneficiary Rights.  No provisions of this
           -----------------------------------------
Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner of any party hereto or any other person or entity unless specifically provided otherwise herein.

     8.11  Waiver of Jury Trial.  Each of Parent, Company and Merger Sub hereby
           --------------------
irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Company or Merger Sub in the negotiation, administration, performance and enforcement hereof.



                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                       GENESYS TELECOMMUNICATIONS
                                       LABORATORIES, INC.

                                       By: ___________________________________

                                       Title: ________________________________


                                       GENPLA, INC.

                                       By: ___________________________________

                                       Title: ________________________________


                                       PLATO SOFTWARE CORPORATION

                                       By: ___________________________________

                                       Title: ________________________________


                                       SECURITYHOLDER AGENT


                                       _______________________________________
                                       Aaron Sasson

                              Company Schedules
                              -----------------

     The representations and warranties of Plato Software Corporation, a Delaware corporation (the "Company") as set forth in Article II of the
                           -------
Agreement and Plan of Reorganization (the "Agreement") by and among Genesys
                                           ---------
Telecommunications Laboratories, Inc., a California corporation ("Parent"),
                                                                  ------
Genpla, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, are hereby qualified by the following
  ----------
disclosures. For convenience, section numbers herein relate to section numbers in the Agreement, it being understood however that any disclosure herein which clearly qualifies a representation of the Company in another section the Agreement shall also be deemed to qualify such other representation.


     2.5   Company Balance Sheet; 2.8 AgentSoft Transaction:  The Company
           ---------------------      ---------------------
           continues to lose money, as it has no revenues and continues to incur operating expenses of approximately $75,000 per month. The Company expects to terminate two of its principal employees in the near future, and expects that a number of additional employees will also leave or be terminated. The Company has had no revenues to date; its technology is still under development, and has yet to be proven commercially viable.

           The Company's $30,000 of accrued legal fees included on the Balance Sheet consist of approximately $10,000 payable to Israeli counsel and approximately $20,000 payable to US counsel. The Company has incurred (and will continue to incur) additional legal fees in connection with the transactions contemplated by the Agreement. These additional legal fees are estimated at approximately $25,000 in the aggregate.

     2.9   Interested Party Transactions:  (i) initial capitalization of the
           -----------------------------
           Company by means of loans from Ori and Aaron Sasson in the aggregate amount of $250,000; (ii) additional loans in the aggregate amount of approximately $100,000 by Aaron Sasson; (iii) initial issuance of 10,000 shares of Common Stock to family members and family trusts related to Ori and Aaron Sasson.

                                                                     EXHIBIT A
                                                                     ---------

                            SHAREHOLDER AGREEMENT

     THIS AGREEMENT is made and entered into as of December 23, 1998, between Genesys Telecommunications Laboratories, Inc, a California corporation ("Parent"), and the undersigned Shareholders (each, a "Shareholder" and
  ------                                               -----------
collectively, the "Shareholders") of Plato Software Corporation, a Delaware
                   ------------
corporation (the "Company").  All capitalized terms used and not otherwise
                  -------
defined herein shall have the meanings given them in the Agreement and Plan of Reorganization dated December 9, 1998 entered into by and among Parent, the Company and the Merger Sub referred to therein (the "Merger Agreement"). Each
                                                     ----------------
Shareholder of the Company is entering into this Agreement.

                                   RECITALS:

     Pursuant to the Merger Agreement, Parent will acquire from the Shareholders all of the issued and outstanding Company Common Stock and assume all outstanding Company Options in exchange for an aggregate of 250,000 shares of Parent Common Shares. The Parent Common Shares to be so issued in respect of shares of Company Common Stock ("Parent Shares") have not been registered under
                                 -------------
the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon
                                             --------------
the exemptions from registration provided by Rule 506 and/or Section 4(2) of the Securities Act, and accordingly such shares constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

     In consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

     1.    Restricted Shares; Legend.
           -------------------------

           1.1   Parent Common Stock Restrictions.  No Shareholder will make
                 --------------------------------
any sale, transfer or other disposition of the Parent Shares, unless (i) there is in effect a registration statement under the Securities Act covering the proposed transfer; (ii) such proposed transfer is within the limitations of and in compliance with the terms and provisions of Rule 144 under the Securities Act; or (iii) Parent receives an unqualified written opinion of legal counsel addressed to Parent and in form and substance reasonably satisfactory to Parent's counsel, to the effect that the proposed transfer of Parent Shares may be effected without registration under the Securities Act.

           1.2 Each certificate for Parent Shares shall be stamped or otherwise imprinted with a legend stating in substance:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE

           SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT OF 1933."

           1.3 In connection with the limitations on disposition with respect to the Parent Shares contained in this Agreement, Parent will issue stop transfer instructions to its transfer agent with respect to such shares.

           1.4 Each Shareholder understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares, except as specifically provided in this Agreement.

           1.5 In connection with any sales by a Shareholder of Parent Shares in compliance with the limitations on disposition set forth in this Agreement, Parent agrees to notify its transfer agent that the legend set forth in Section 1.2 may be removed from such Parent Shares being sold by the Shareholder at the time of such sales.

     2.    Shareholder's Representations.  Each Shareholder severally
           -----------------------------
represents, warrants and covenants to Parent with respect to such Shareholder that:

           2.1 The Shareholder understands that the Parent Shares to be issued under the Merger Agreement have not been registered under the Securities Act on the basis that the sale and issuance of securities thereunder is exempt from such registration pursuant to the provisions of Rule 506 and/or Section 4(2) under the Securities Act, and that Parent's reliance on such exemptions is based on Shareholder's representations set forth herein.

           2.2 The Parent Shares to be acquired by the Shareholder will be acquired for investment for the Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Shareholder further represents that the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Parent Shares to be issued under the Merger Agreement.

           2.3 The Shareholder understands that the Parent Shares are "restricted securities" within the meaning of Rule 144(a)(3) and that such shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such shares or an available exemption from registration under the Securities Act, such shares must be held indefinitely.

           2.4 The Shareholder acknowledges that he is aware of Rule 144 under the Securities Act, which permits limited public resales of "restricted securities" subject to the satisfaction of certain conditions. The Shareholder understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold and limitations on the amount of securities to be sold and the manner of sale. The Shareholder acknowledges that in the event all of the requirements of Rule 144 are not met, registration under the Securities Act, or an exemption from registration will be required for any disposition of the Parent Shares. The Shareholder understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

           2.5 The Shareholder has consulted his own legal and tax advisors regarding the consequences of the transaction contemplated by the Merger Agreement and acknowledges that he is not relying upon, nor has he received, any legal or tax advice from Parent or its legal counsel or accountants.

           2.6 The Shareholder is aware of Parent's business and financial condition and has sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Parent Shares in the transaction contemplated by the Merger Agreement. Shareholder acknowledges he has previously received copies of Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, and its Quarterly Report on Form 10-Q for the three month period ending September 30, 1998, and that he has had the opportunity to receive additional information concerning Parent. The Shareholder further represents that he has had an opportunity to ask questions and receive answers from Parent regarding the business and financial condition of Parent.

           2.7 The Shareholder agrees to complete and execute the Questionnaire attached hereto as Exhibit A as promptly as possible after
                                 ---------
receipt from Parent of the draft of the Form S-3 registration statement contemplated to be filed as set forth in Section 4 of this Agreement, and in any case, prior to Parent's filing of such Form S-3.

     3.    Transfers of Parent Shares.  With respect to any disposition or
           --------------------------
attempted disposition of any Parent Shares, each Shareholder will comply with the following procedure:

           3.1 With respect to any sale of Parent Shares made pursuant to Rule 144, the Shareholder will provide Parent with copies of appropriate documentation evidencing compliance with Rule 144.

           3.2 With respect to a proposed disposition of Parent Shares not registered under the Securities Act and other than pursuant to Rule 144, the Shareholder will give prior written notice to Parent describing the manner and circumstances of the proposed disposition in sufficient detail to enable Parent to evaluate whether the proposed disposition of such shares satisfies the requirements of the Securities Act and this Agreement. Upon receipt of such written notice, Parent shall promptly notify the Shareholder either (i) that the Parent Shares may be disposed of in the manner and under the circumstances described, or (ii) that on the basis of the information provided the Parent Shares may not be disposed of prior to the receipt by Parent of an opinion of counsel reasonably satisfactory to Parent and its counsel to the effect that the proposed disposition of Parent Shares may be effected without registration under the Securities Act.

           3.3 With respect to a disposition of Parent Shares registered under the Securities Act, each Shareholder will dispose of such Common Shares as provided in the Form S-3 registration statement.

     4.    Registration Rights.

           4.1   Certain Definitions.  As used in this Agreement, the following
                 -------------------
terms shall have the following meanings:

                 (a)   The term "Commission" means the Securities and Exchange
                                 ----------
Commission;

                 (b)   The term "Exchange Act" means the Securities Exchange
                                 ------------
Act of 1934, as amended;

                 (c)   The term "Form S-3" means such form under the Securities
                                 --------
Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the Commission;

                 (d)   The terms "register" "registered" and "registration"
                                  --------   ----------       ------------
refer to preparing and filing a registration statement covering the resale of the Parent Shares in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

                 (e)   The term "Registrable Securities" means the Parent
                                 ----------------------
Shares issued to the Shareholders pursuant to the Merger Agreement, and any other Parent Shares issued in respect thereof by way of a stock dividend, stock split, recapitalization or similar distribution; provided, however, that
                                                       --------  -------
such Parent Shares shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

                 (f)   The term "Restricted Securities" means the Parent
                                 ---------------------
Shares required to bear the legend set forth in Section 1.2 hereof; and

                 (g)   The term "Securities Act" means the Securities Act of
                                 --------------
1933, as amended.

           4.2   Registration on Form S-3.  Parent hereby agrees that, subject
                 ------------------------
to Section 4.6 below, on or before April 30, 1998, Parent will file a registration statement to register all of the Parent Shares issued to the Shareholders (including the Escrow Shares) pursuant to the Merger Agreement, and use its best efforts to have such registration statement become effective as promptly as practicable after such filing and remain effective until the second anniversary of the Closing Date or until all Shareholders have informed Parent in writing that the distribution of all such securities has been completed; provided, however, that, each Shareholder agrees, by acquisition of
           --------  -------  ----
the Parent Shares, that:

                 (a) Upon receipt of any notice from Parent of (i) the happening of any event which makes any statements made in the registration statement or related prospectus filed pursuant to this Section 4, or any documents incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) that, in the judgment of Parent's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or that there exists material nonpublic information about Parent that the Board of Directors, acting in good faith, determines not to disclose in a registration statement, then Shareholder will forthwith discontinue, for a period not to exceed forty-five (45) days (and not to exceed ninety (90) days in the aggregate), disposition of such Parent Shares covered by such registration statement or prospectus until it is advised in writing by Parent that use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. Parent shall use its reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable.

                 (b) The Shareholder shall provide all such information and materials to Parent and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of Parent pursuant to this Agreement. The offerings made pursuant to such registration shall not be underwritten.

                 (c) The Shareholder shall abide by Parent's internal insider trading policy as in effect from time to time, if and to the extent the Shareholder is an employee or consultant of Parent or the Company and subject to such policy at the time of any securities transaction by the Shareholder, including (if applicable) the restrictions under such policy against a transaction in Parent Shares during Parent's customary quarterly "blackout" period.

                 (d) Each Shareholder shall be entitled to indemnification from Parent for any liability that may result from any misstatement or omission to state a material fact set forth in the registration statement, as well as advancement of any litigation expenses associated with any such claims.

           4.3   Registration and Selling Expenses.  For purposes of this
                 ---------------------------------
Section 4, "Registration Expenses" means all expenses incurred in connection
            ---------------------
with the registration or qualification of the Parent Shares pursuant to this
Section 4, including, without limitation, all registration, filing and qualification fees, printing expenses, transfer agent and registration fees, and fees and disbursements of counsel for Parent and the Shareholders. "Selling Expenses" means all underwriting discounts and commissions or broker
 ----------------
fees and commissions applicable to the sale of Registrable Securities, and any fees and disbursements of special counsel to an individual Shareholder in connection with the registration and sale of such securities. All Registration Expenses incurred in connection with the registration of the Parent Shares pursuant to Section 4.2 will be borne by Parent, and all Selling Expenses will be borne by the Shareholders.

           4.4   Information by Shareholder.  Each Shareholder will furnish to
                 --------------------------
Parent such information regarding such Shareholder and the distribution of the Parent Shares as Parent may reasonably request in connection with the registration referred to in this Section 4.

           4.5   Transfer of Registration Rights.  The registration rights
                 -------------------------------
granted to a Shareholder under this Section 4 are solely for the benefit of the Shareholder and are not transferable to any other person or entity, except a transfer by gift to family members or any trust for family members, or a transfer by operation of law to beneficiaries, heirs or successors.

           4.6   Termination of Registration Rights.  The rights granted to the
                 ----------------------------------
Shareholders pursuant to Section 4.2 hereof shall terminate as to each Shareholder on the date that all Registrable Securities held by such Shareholder may be sold under Rule 144 during any 90-day period.

     5.    Obligations of Parent.
           ---------------------

           5.1 Subject to the limitations of Sections 2, 3 and 4 above, Parent shall (i) prepare and file with the Commission the Form S-3 registration statement in accordance with Section 4.2 hereof with respect to the shares of Registrable Securities; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in each such registration statement as promptly as practicable following the Closing Date until the second anniversary of the Closing Date; (iii) furnish to each Shareholder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain current; and (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as a Shareholder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).

     5.2 Parent shall notify each Shareholder, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent may, upon the happening of any event (i) of the kind described in clauses B, C, D, or E hereof, or (ii) that, in the good faith judgment of Parent's Board of Directors, renders it advisable to suspend use of the prospectus for no more than forty-five (45) days due to pending corporate developments, public filings with the Commission or similar events, suspend use of the prospectus on written notice to each Shareholder, in which case each Shareholder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to Shareholder or until the Shareholder is advised in writing by Parent that the use of the applicable prospectus may be resumed. Parent shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable. Parent shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable time. Parent shall, upon the occurrence of any event contemplated by clause E above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           5.3 In connection with any offering of shares of Registrable Securities registered on Form S-3 pursuant to this Agreement, Parent shall instruct the transfer agent and registrar of the Parent Shares to remove the restrictive legend and release any stop transfer orders with respect to the shares of Registrable Securities being sold.

           5.4 Parent shall apply for listing on the Nasdaq National Market (or on such market as Parent Shares are currently trading) the shares of Registrable Securities registered on Form S-3 pursuant to this Agreement.

           5.5   Rule 144 Reporting.  With a view to making available the
                 ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, Parent agrees to use its reasonable efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                 (b) File with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

                 (c) So long as any of the Shareholders owns any Restricted Securities, to furnish to the Shareholders upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144.

     6.    Availability of Form S-3.  Parent represents that it is currently
           ------------------------
eligible to utilize Form S-3 for registration of the Parent Shares.

     7.    Notices.  All notices and other communications hereunder shall be in
           -------
writing, shall be effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or by commercial delivery service, (ii) five (5) business days after deposit with the government postal service for domestic delivery, if mailed by registered or certified mail (return receipt requested), (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier for next day domestic delivery (or, two (2) business days after such deposit if deposited for next day overseas delivery), if delivered by such means, or (iv) one (1) business day after delivery by facsimile transmission with copy by postal service, if sent via facsimile (with acknowledgment of complete transmission) plus postal copy, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)   if to Parent, to:

                 Genesys Telecommunications Laboratories, Inc.
                 1155 Market Street
                 San Francisco, CA 94103
                 (415) 437-1000 (phone)
                 (415) 437-1042 (fax)

                 with a copy to:
                 Scott Lester, Esq.
                 Brobeck Phleger & Harrison
                 Spear Street Tower
                 One Market
                 San Francisco, CA 94105
                 (415) 442-0900 (phone)
                 (415) 442-1010 (fax)

                 (b) if to a Shareholder, to the Shareholder's respective address as set forth on the signature pages hereto,

                 with a copy to:
                 Wilson Sonsini Goodrich & Rosati, P.C.
                 650 Page Mill Road
                 Palo Alto, California 94304-1050
                 Attention: Howard S. Zeprun, Esq.
                 (650) 493-9300 (phone)
                 (650) 493-6811 (fax)

                 and a copy to:
                 Aaron Sasson
                 c/o Tradiant Corporation
                 1900 Powell Street, Suite 1015
                 Emeryville, CA 94608
                 (510) 596-0050 (phone)
                 (510) 596-0051 (fax)

     8.    Miscellaneous.
           -------------

           8.1 This Agreement shall be binding upon and shall inure to the benefit of Parent, the Shareholders and their respective successors in interest.

           8.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict laws thereof.

           8.3 This Agreement may be executed in counterparts, and all of such counterparts, taken together, shall constitute a single instrument.

           8.4 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement or any term hereof may only be amended, waived or discharged by a written instrument signed by Parent and each Shareholder.

           8.5 By their execution of this Agreement, each of the Shareholders hereby accepts and approves of the designation of the Securityholder Agent (as defined in the Merger Agreement) and to the provisions set forth in Section
6.2 of the Merger Agreement regarding indemnification and whereby the liability of the Securityholder Agent is limited for any act done or omitted hereunder as Securityholder Agent while acting in a manner he believes in good faith to be in the best interests of the corporation.

     IN WITNESS WHEREOF, Parent and the Shareholders named below have executed this Agreement as of the day and year first above written.

                                       GENESYS TELECOMMUNICATIONS
                                       LABORATORIES, INC.

                                       By: ____________________________________

                                       Name: __________________________________

                                       Title: _________________________________



                                       SHAREHOLDERS

                                       SHARAM SASSON, TRUSTEE OF EIS
                                       TRUST UTA
                                       DATED SEPTEMBER 24, 1998

                                       ________________________________________
                                       Sharam Sasson, Trustee

                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]



                                       SHARAM SASSON, TRUSTEE OF DAS
                                       TRUST UTA DATED SEPTEMBER 24,
                                       1998

                                       ________________________________________
                                       Sharam Sasson, Trustee



                                       SHARAM SASSON, TRUSTEE OF EYS
                                       TRUST UTA
                                       DATED MAY 19, 1997

                                       ________________________________________
                                       Sharam Sasson, Trustee



                                       SAMSON AND FRANCIS NOUR-OMID

                                       ________________________________________



                                       SHELDON AND BARBARA ROTHBLATT

                                       ________________________________________



                                       ORI SASSON

                                       ________________________________________



                                       ARAM AARON SASSON

                                       ________________________________________

                                                                       EXHIBIT A

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

                          S-3 REGISTRATION STATEMENT

                       SELLING SHAREHOLDER QUESTIONNAIRE
                       ---------------------------------

                             ______________, 1999


     PLEASE COMPLETE AND SIGN THE QUESTIONNAIRE AND RETURN IT TO
________________________ AT BROBECK, PHLEGER & HARRISON,
____________________________________.  WHERE SUPPLEMENTARY INFORMATION IS
REQUESTED, KINDLY ANNEX THE SAME TO THIS QUESTIONNAIRE. IF ANY QUESTION IS INAPPLICABLE, SO INDICATE, BUT PLEASE RESPOND TO ALL QUESTIONS. IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT _______________ AT (___)____-______.

A.   General Information.

     1. The numbers of shares shown in the Registration Statement represent the total number of Parent Common Shares held by each Shareholder. Are the numbers of Parent Common Shares listed opposite your name in the Prospectus correctly stated?

     Yes ____

     No ____, the correct number(s) should be:

     2. Do you intend to include in the Registration Statement, for potential sale, the total number of Parent Common Shares set forth after your name on page __ of the Prospectus?

     Yes ____

     No, the number to be included should be _______

     3. Are all Parent Common Shares to be included in the Registration Statement on your behalf to be offered for your account?

     Yes ____        No ____

     4. If the answer to Question 3 was "No," please described below the number of Parent Shares to be offered by you for the account of another person or organization, the name and address of such person or organization, and the reasons for such proposed action:



     5. Describe any discounts or commissions, other than usual broker's commissions, to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with any sales by you of Parent Common Shares pursuant to the Registration Statement:



     6. Please indicate the proposed method(s) by which Parent Common Shares to be sold pursuant to the Registration Statement will be sold by you (more than one may be checked):

     ____ In the over-the-counter market at prices prevailing at the time of sale

     ____  Directly through privately negotiated transactions

     ____  Privately negotiated transactions through brokers

     ____  Other, as described below

     _________________________________________________________________

     _________________________________________________________________

     _________________________________________________________________

     _________________________________________________________________

     _________________________________________________________________

     _________________________________________________________________

B.   Representations and Covenants of Shareholder.

     The Shareholder hereby represents, warrants, covenants, and agrees with Parent that:

     (1) The Shareholder has not taken and will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security issued by Parent to facilitate the sale or resale of any of Parent's securities in violation of Regulation M under the Securities Exchange Act of 1934, a copy of which is attached hereto. The Shareholder will effect transactions in Parent's securities only within the confines of such rules and such other federal or state securities laws as may be applicable. The Shareholder has not, and will not without the prior written consent of Parent, during the period any securities are being offered for the account of the Shareholder under the Registration Statement filed by Parent including any amendments thereto, directly or indirectly, purchase, bid for or induce (or attempt to induce) any other person to purchase any Parent Common Shares or other securities convertible into Parent Common Shares unless such action by the Shareholder is specifically permitted under any of the exemptions set forth in Regulation M, and the Shareholder has not and will not pay or offer to pay any person any compensation for soliciting purchases of Parent Common Shares except for ordinary brokerage commissions to be paid to any broker or dealer effecting the sale of securities being offered for its account under the Registration Statement.

     (2) Until all securities being offered for its account under the Registration Statement are sold, the Shareholder will not disseminate any information concerning Parent other than through the most recent Prospectus included in the most recent Registration Statement filed with the Securities and Exchange Commission. The Shareholder is aware of its duty to deliver a Prospectus in connection with each sale by it of Parent Common Shares under the Registration Statement. The Shareholder will inform any broker or dealer requested by the Shareholder to effect the sale of any securities being offered for its account under the Registration Statement, that such securities are part of a distribution of Parent's securities which is covered by that Prospectus, and that such broker or dealer may be subject to the provisions of Regulation M during the period the Shareholder sells or offers to sell such securities. In addition, the Shareholder will furnish any such broker or dealer with such number of copies of the Prospectus as such broker or dealer may reasonably require.

     (3) The Shareholder will not make any sales other than within the conditions set forth herein and will notify Parent upon the completion of any and all sales of its securities covered by the Registration Statement.

     (4) The Shareholder has received a copy of the Registration Statement and has reviewed the Registration Statement and will review any amendments thereto promptly after receipt thereof and agrees to inform Parent of any material facts, trends, or pending or existing conditions known to the Shareholder that relate to the Shareholder and his distribution of Parent Common Shares and not fully disclosed in the Registration Statement or any such amendments which would adversely affect the business of Parent.

     The above information is supplied by the Shareholder, and the Shareholder understands that such information has been furnished specifically for use in a Registration Statement and may be submitted by Parent to the Securities and Exchange Commission and the NASD. The Shareholder will immediately notify Parent of any changes in the above information from the date of signature until the conclusion of the offering of securities to be made under the Registration Statement.




                                       SHAREHOLDER

                                       ___________________________________

                                                                       EXHIBIT B

                              AFFILIATE AGREEMENT

     This AFFILIATE AGREEMENT ("Agreement") dated as of December 23, 1998, is entered into between Genesys Telecommunications Laboratories, Inc., a California corporation ("Parent") and the undersigned affiliate ("Affiliate") of Plato
                                                       ---------
Software Corporation, a Delaware corporation (the "Company").
                                                   -------

     WHEREAS, Parent and the Company have entered into an Agreement and Plan of Reorganization dated December 9, 1998 ("Merger Agreement") pursuant to which the
                                        ----------------
Company will merge with and into a subsidiary of Parent ("Merger Sub"), and the
                                                          ----------
Company will become a subsidiary of Parent (the "Merger") (capitalized terms not
                                                 ------
otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Company Common Stock, including all shares owned by Affiliate, will be converted into the right to receive Parent Common Shares;

     WHEREAS, it is intended that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended (the "Code"); and
              ----

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement; and

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and
                                                                      ---------
Regulations") of the Securities and Exchange Commission (the "Commission").
-----------                                                   ----------

        NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

        1.  Acknowledgments by Affiliate.  Affiliate acknowledges and
            ----------------------------
understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, the Company, and their respective "affiliates", counsel and accountants, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are not true when given or are breached by Affiliate. Affiliate has carefully read this Agreement and the Merger Agreement and has had the opportunity to discuss the requirements of this Agreement with his professional advisors who are qualified to advise him with regard to such matters.

        2.  Compliance with the Securities Act.
            ----------------------------------

            (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock ("Parent Common Shares") in connection with the Merger
                      --------------------
will be effected pursuant to a private placement exemption from the registration requirements of the Securities Act of 1933 as amended (the "Securities Act") and as such will be deemed "restricted securities" within
 --------------
 the meaning of Rule 144 promulgated thereunder and resale of such shares will be subject to certain restrictions as set forth in Rule 144 and 145 of the Securities Act unless otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (ii) Affiliate may be deemed to be an affiliate of Company, (iii) no sale, transfer or other disposition by Affiliate of any Parent Common Shares received by Affiliate will be registered under the Securities Act, except as provided in that certain Shareholder Agreement entered into by and among Parent, Affiliate and certain other shareholders of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Shares issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 and Rule 145(d) promulgated under the Securities Act, (ii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act, or (iii) such shares are registered under the Securities Act.

            (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Shares received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Parent Common Shares, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered, sold or pledged, transferred or otherwise disposed of except (1) pursuant to an effective registration statement under the Securities Act, (2) pursuant to Rule 144, or (3) pursuant to a written opinion of counsel, reasonably acceptable to this corporation in form and substance, that such transfer is exempt from registration under the Securities Act."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent satisfactory written evidence that (i) the shares have been sold in compliance with Rule 144 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) any of the other conditions specified in Section 2(a) hereof have been satisfied.

        3.  Representations and Warranties of Affiliate.
            -------------------------------------------

            (a) Affiliate has full power and authority to execute this Agreement, to make the representations and warranties herein contained and to perform Affiliate's obligations hereunder.

            (b) Affiliate is the beneficial owner of the shares of Company Common Stock (including any shares issuable upon exercise of granted options) set forth on page 3 below.

        4.  Miscellaneous.
            -------------

            (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

            (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California as they apply to contracts entered into and wholly to be performed within such state by residents thereof.

            (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

            (e) Counsel to the parties and the independent accountants of Parent and the Company shall be entitled to rely upon this Agreement as appropriate.

            (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

            (g) This Affiliate Agreement shall be terminated and of no further force and effect upon termination of the Merger Agreement pursuant to its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page of this Agreement.

                              GENESYS TELECOMMUNICATIONS
                              LABORATORIES, INC.

                              By:
                                 ---------------------------------------

                              Title:
                                    ------------------------------------

                              AFFILIATE


                              ------------------------------------------
                              Name:


                              Company shares beneficially owned:

                                              shares of Common Stock
                              ----------------

                                                                    SCHEDULE 2.2


                          PLATO SOFTWARE CORPORATION
                                CAPITALIZATION

                                                 OPTIONS TO         TOTAL        % OF FULLY     NO. OF                    SHARES
                                     COMMON       PURCHASE      FULLY-DILUTED      DILUTED     GENESYS      VESTED AT       TO
SHARE/OPTION HOLDER                  STOCK      COMMON STOCK       SHARES          SHARES*      SHARES     12/15/1998*    ESCROW
-------------------                ---------    ------------    -------------    ----------    --------    -----------    ------
DAS Trust UTA 9-24-98
(S. Sasson, trustee) (Daniel)      1,600,000                        1,600,000        16.00%      40,000         40,000      8000
EIS Trust UTA 9-24-98
(S. Sasson, trustee) (Emilie)      1,600,000                        1,600,000        16.00%      40,000         40,000      8000
Nour-Omid, Samson & Francis        1,600,000                        1,600,000        16.00%      40,000         40,000      8000
EYS Trust UTA 5-19-97
(S. Sasson, trustee) (Elana)       3,120,000                        3,120,000        31.20%      78,000         78,000     15600
Sheldon and Barbara Rothblatt         80,000                           80,000         0.80%       2,000          2,000       400
Ori Sasson                            50,000                           50,000         0.50%       1,250          1,250       250
Aaron Sasson                          50,000                           50,000         0.50%       1,250          1,250       250

Jeff Rosenchein (1)                                  900,000          900,000         9.00%      22,500         10,350
Bruce Krulwich (2)                                   500,000          500,000         5.00%      12,500          2,500
WS Investment Company 98B (3)                        200,000          200,000         2.00%       5,000          5,000
Amir Langer (4)                                      180,000          180,000         1.80%       4,500              0
Inbal Ronen (4)                                       35,000           35,000         0.35%         875              0
Ariel Stollman (4)                                    20,000           20,000         0.20%         500              0
Tikva Schmidt (4)                                     20,000           20,000         0.20%         500              0
Yardena Neeman (4)                                    15,000           15,000         0.15%         375              0
Ami Menkes (4)                                        15,000           15,000         0.15%         375              0
Shira Sapunar (4)                                     10,000           10,000         0.10%         250              0
Ido Carmel (4)                                         5,000            5,000         0.05%         125              0


TOTALS                             8,100,000       1,900,000       10,000,000       100.00%     250,000        220,350    40,500
-------------------------          ---------       ---------       ----------       -------     -------        -------    ------

*Assuming closing of transaction with Genesys
1) 20% vested up front. Balance vests monthly over four years. 20% vests upon a change in control.
2) 1/4 of the shares vest on the one year anniversary. 1/36th of the balance of the shares vests each month thereafter. 20% vests on a change in control.
3) 100% vests upon a change in control.
4) 1/4 of the shares vest on the one year anniversary. 1/36th of the balance of the shares vests each month thereafter.

                                                                    SCHEDULE 2.5

                          PLATO SOFTWARE CORPORATION
                       Unaudited, Non-GAAP Balance Sheet
                                   11/30/98

                          ASSETS                                  LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------------         --------------------------------------------------
                                                           Liabilities:
        Cash:                              $11,950           Consulting fees payable                  $35,700

        Property, plant, equipment,                        Expense reimbursements payable             $10,000
        intangibles and goodwill:         $250,000
                                                           Loans repayable to insiders               $350,000

                                                           Legal fees payable                         $30,000

                                                           Taxes payable                              $25,000

                                                           Insurance premiums payable                 $15,000

                                                           Utilities due 11/30                         $2,000

                                                           Internet due 11/30                          $2,500

                                                                                                   ==========
                                                                          TOTAL LIABILITIES:         $470,200

                                         =========
        TOTAL ASSETS:                     $261,950         SHAREHOLDERS' EQUITY:
        ------------------------------------------
                                                           Paid in capital*:                               $0

                                                           Accumulated deficit:                     ($208,250)


                                                           TOTAL LIABILITIES AND                   ==========
                                                           SHAREHOLDERS' EQUITY:                     $261,950
                                                           --------------------------------------------------

*Paid in capital to date is nominal. Balance sheet to be revised based on proper amount for paid in capital